                                                                   EXHIBIT 10.23



                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") dated as of January ___, 1999 is executed by and among IMCO Recycling Inc. ("Borrower"), the Subsidiary Guarantors to the Credit Agreement (hereinafter defined), the Lenders to the Credit Agreement, Merrill Lynch & Co. ("Merrill Lynch"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Arranger") and Chase Bank of Texas, N.A. ("Administrative Agent"), in its capacity as Administrative Agent under the Credit Agreement.

                                   RECITALS:

A. Borrower, Subsidiary Guarantors, Lenders, Merrill Lynch, Arranger and Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of November 5, 1997 (the "Credit Agreement"), pursuant to which Lenders have made a loan to Borrower in the amount of up to $200,000,000.

B. Borrower, Subsidiary Guarantors, Lenders and Administrative Agent desire to amend the Credit Agreement in accordance with the terms hereinafter set forth pursuant to the amendment procedures specified in Section 12.04 of the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined shall have the meaning given to such term in the Credit Agreement.

     2.   AMENDMENT TO SECTION 9.09(K) OF THE CREDIT AGREEMENT.  Section 9.09(k)
                       ---------------                           ---------------
of the Credit Agreement is hereby amended by deleting the words "$75.0 million" and replacing such words with "$125.0 million," so that following such amendment, Section 9.09(k) of the Credit Agreement reads in its entirety as
           --------------
follows:

          (k)  Investments made in order to consummate Acquisitions; provided,
                                                                    --------
     however, that (v) no Default or Event of Default exists or will result
     -------
     therefrom, (w) on a pro forma basis, after giving effect to such
                         --- -----
     Acquisition(s), Borrower would have been in compliance with Section 9.11 on the last day of the most recently completed fiscal quarter (assuming, for purposes of Section 9.11, that such Acquisition had occurred on the first day of the Measurement Period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and each Lender at least 10 days prior to the consummation thereof, (x) the aggregate amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and shall include debt incurred or assumed, working capital deficits and deferred payments) paid for all Acquisitions consummated after the Original Closing Date shall not exceed $125.0 million (exclusive of the Alchem Acquisition), (y) such Acquisition shall be effected through Borrower or a Wholly Owned Subsidiary which is an Obligor (other than IMSAMET or any of its Subsidiaries or any of their successors) (it being understood that proceeds of Revolving Credit Loans shall not be used to finance hostile acquisitions), and (z) with respect to the Alchem Acquisition, the conditions set forth in Section 7.04 shall have been satisfied;

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

     3.   AMENDMENT TO SECTION 9.11(A) OF THE CREDIT AGREEMENT.  The table set
                       ---------------
forth in Section 9.11(a) of the Credit Agreement shall be deleted in its
         ---------------
entirety and replaced with the following:

     ==========================================================================
      PERIOD                                                     RATIO
     --------------------------------------------------------------------------
      Amendment and Restatement Date through 12/31/1997          0.55:1.0
     --------------------------------------------------------------------------
      1/1/1998 through 12/31/1999                                0.55:1.0
     --------------------------------------------------------------------------
      1/1/2000 through 12/31/2000                                0.50:1.0
     --------------------------------------------------------------------------
      1/1/2001 and thereafter                                    0.45:1.0
     ==========================================================================

     4.   AMENDMENT TO SECTION 9.11(B) OF THE CREDIT AGREEMENT.  The table set
                       ---------------
forth in Section 9.11(b) of the Credit Agreement shall be deleted in its
         ---------------
entirety and replaced with the following:

      =========================================================================
      PERIOD                                                     RATIO
     --------------------------------------------------------------------------
      Amendment and Restatement Date through 12/31/1997          1.50:1.0
     --------------------------------------------------------------------------
      1/1/1998 through 12/31/1999                                2.25:1.0
     --------------------------------------------------------------------------
      1/1/2000 and thereafter                                    2.75:1.0
     ==========================================================================

     5. NO FURTHER AMENDMENTS. Except as modified and amended by this Amendment, the Credit Agreement shall remain in full force and effect with no other changes or amendments.

     6. COUNTERPARTS. This Amendment may be executed in counterparts and by different parties on separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Amendment.

     7. EXPENSES. Borrower hereby agrees to pay or reimburse all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including but not limited to reasonable attorney's fees and expenses.

     8. EFFECTIVE DATE. The agreements and amendments set forth herein shall not be effective until executed by Administrative Agent and Lenders which constitute "Majority Lenders" as defined in the Credit Agreement, whereupon this Amendment shall become a binding agreement, enforceable in accordance with its terms.

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